9(a)(2)
                           SCUDDER SERVICE CORPORATION

                   FEE INFORMATION FOR SERVICES PROVIDED UNDER
                      TRANSFER AGENCY AND SERVICE AGREEMENT
                             Scudder Family of Funds
                     (Except Scudder Cash Investment Trust)

Annual maintenance fee for each account
---------------------------------------
1/12th of the annual maintenance fee shall be charged and payable each month. It will be charged for any account which at any time during the month had a share balance in the fund. The minimum monthly charge to any portfolio is $1,000.

                                                    Regular Accounts
Money Market Funds                                  $28.90
Monthly Income Funds                                 25.00
Quarterly Distribution Funds                         20.40
Annual Distribution Funds                            17.55

Other fees
----------
New Account Set Up                                  $ 5.00 each
Disaster Recovery                                     0.25 per year
Closed Accounts                                       1.20 per year
TIN Certificates                                      0.15 each
 TIN Maintenance                                      0.25 each
Check Writing:
      Set Up                                          5.00 per account
    Retail Check Clearance                            0.96 per check
    Corporate Check Clearance                         0.46 per check

Out of pocket expenses shall be reimbursed by the fund to Scudder Service Corporation or paid directly by the fund. Such expenses include but are not limited to the following:

          Telephone (portion allocable to servicing accounts)
          Postage, overnight service or  similar  services
          Stationery  and  envelopes
          Shareholder Statements - printing and postage
          Checks - stock supply,  printing and postage
          Data  circuits
          Lease and maintenance of S.A.I.L. and Easy Access
          Forms
          Microfilm and microfiche
          Expenses incurred at the specific direction of the fund

Payment
-------
The above will be billed within the first five (5) business days of each month and will be paid by wire within five (5) business days of receipt.


On behalf of the Funds listed on
Attachment A:                            Scudder Service Company


By:                                      By:
   -----------------------------            ---------------------------
    David S. Lee                             Daniel Pierce
    Vice President                           President

Date:  October 1, 1995                   Date: October 1, 1995

                                  ATTACHMENT A
                      TRANSFER AGENCY AND SERVICE AGREEMENT


Money Market Accounts

     Scudder California Tax Free Money Fund
     Scudder Cash Investment Trust
     Scudder New York Tax Free Money Fund
     Scudder Tax Free Money Fund
     Scudder U.S. Treasury Money Fund

Monthly Income Funds

     Scudder California Tax Free Fund
     Scudder Global Bond Fund
     Scudder GNMA Fund
     Scudder High Yield Bond Fund
     Scudder High Yield Tax Free Fund
     Scudder International  Bond Fund
     Scudder Limited Term Tax Free Fund
     Scudder Managed Municipal Bonds
     Scudder Massachusetts Limited Term Tax Free Fund
     Scudder Massachusetts Tax Free Fund
     Scudder Medium Term Tax Free Fund
     Scudder New York Tax Free Fund
     Scudder Ohio Tax Free Fund
     Scudder Pennsylvania Tax Free Fund
     Scudder Short Term Bond Fund

Quarterly Distribution Funds

     Scudder Balanced Fund
     Scudder Growth and Income Fund
     Scudder Emerging Markets Income Fund
     Scudder Income Fund

Annual Distribution Funds
                                             Scudder Latin America Fund
    Scudder Capital Growth Fund              Scudder Micro Cap Fund
    Scudder Development Fund                 Scudder Pacific Opportunities Fund
    Scudder Global Discovery Fund            Scudder Quality Growth Fund
    Scudder Global Fund                      Scudder Small Company  Value Fund
    Scudder Gold Fund                        Scudder 21st Century Growth Fund
    Scudder Emerging Markets Growth Fund     Scudder Value Fund
    Scudder Greater Europe  Growth Fund      Scudder Zero Coupon 2000 Fund
    Scudder International Fund


revised as of September 9, 1996

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